                                                                  EXHIBIT 10.13

                                                                  Execution Copy

================================================================================



                           STOCK PURCHASE AGREEMENT


                                 by and among


                          PRIME RESPONSE GROUP INC.,

                      GENERAL ATLANTIC PARTNERS 42, L.P.

                                      and

                        GAP COINVESTMENT PARTNERS, L.P.

                        ______________________________

                          Dated as of October 1, 1997
                        ______________________________



================================================================================

                                TABLE OF CONTENTS

                                                                                                      Page
                                                                                                      ----

ARTICLE 1         DEFINITIONS............................................................................1
         1.1      Definitions............................................................................1
         1.2      Accounting Terms; Financial Statements.................................................8
         1.3      Knowledge of the Company...............................................................8

ARTICLE 2         PURCHASE AND SALE OF PREFERRED STOCK...................................................8
         2.1      Purchase and Sale of Preferred Stock...................................................8
         2.2      Certificate of Designation.............................................................8
         2.3      Closing................................................................................8

ARTICLE 3         REPRESENTATIONS AND WARRANTIES OF THE COMPANY..........................................9
         3.1      Corporate Existence and Power..........................................................9
         3.2      Authorization; No Contravention........................................................9
         3.3      Governmental Authorization; Third Party Consents......................................10
         3.4      Binding Effect........................................................................10
         3.5      Litigation............................................................................10
         3.6      Compliance with Laws..................................................................10
         3.7      Capitalization........................................................................11
         3.8      No Default or Breach; Contractual Obligations.........................................12
         3.9      Title to Properties...................................................................12
         3.10     FIRPTA................................................................................12
         3.11     Financial Statements..................................................................12
         3.12     Taxes.................................................................................13
         3.13     No Material Adverse Change; Ordinary Course of Business...............................13
         3.14     Investment Company....................................................................14
         3.15     Private Offering......................................................................14
         3.16     Labor Relations.......................................................................14
         3.17     Employee Benefit Plans................................................................14
         3.18     Title to Assets.......................................................................15
         3.19     Liabilities...........................................................................15
         3.20     Intellectual Property.................................................................15
         3.21     Year 2000 Compliance..................................................................17
         3.22     Potential Conflicts of Interest.......................................................18
         3.23     Trade Relations.......................................................................18
         3.24     Outstanding Borrowing.................................................................18
         3.25     Insurance.............................................................................18
         3.26     Environmental Matters.................................................................19
         3.27     Broker's, Finder's or Similar Fees....................................................19
         3.28     Disclosure............................................................................19




                                                                                                      Page
                                                                                                      ----
ARTICLE 4         REPRESENTATIONS AND WARRANTIES
                  OF THE PURCHASERS.....................................................................19
         4.1      Existence and Power...................................................................19
         4.2      Authorization; No Contravention.......................................................19
         4.3      Governmental Authorization; Third Party Consents......................................20
         4.4      Binding Effect........................................................................20
         4.5      Litigation............................................................................20
         4.6      Purchase for Own Account..............................................................20
         4.7      Restricted Securities.................................................................22
         4.8      Investment Experience.................................................................22
         4.9      Broker's, Finder's or Similar Fees....................................................22

ARTICLE 5         CONDITIONS TO THE OBLIGATION OF THE PURCHASERS TO CLOSE...............................22
         5.1      Representations and Warranties........................................................22
         5.2      Compliance with this Agreement........................................................22
         5.3      Secretary's Certificate...............................................................23
         5.4      Officer's Certificate.................................................................23
         5.5      Filing of Certificate of Designation..................................................23
         5.6      Stockholders Agreement................................................................23
         5.7      Registration Rights Agreement.........................................................23
         5.8      Opinion of Counsel....................................................................23
         5.9      Purchased Shares......................................................................23
         5.10     No Material Adverse Change............................................................24
         5.11     Consents and Approvals................................................................24
         5.12     No Material Judgment or Order.........................................................24
         5.13     No Litigation.........................................................................24
         5.14     Exchange Agreement....................................................................24
         5.15     Stock Option Plan and Option Agreement................................................24

ARTICLE 6         CONDITIONS TO THE OBLIGATION OF THE COMPANY TO CLOSE   ...............................25
         6.1      Representation and Warranties.........................................................25
         6.2      Compliance with this Agreement........................................................25
         6.3      General Partners' Certificates........................................................25
         6.4      Stockholders Agreement................................................................25
         6.5      Registration Rights Agreement.........................................................25
         6.6      Opinion of Counsel....................................................................26
         6.7      No Material Judgment or Order.........................................................26
         6.8      Payment by the Purchasers.............................................................26
         6.9      Consents, Approvals...................................................................26
         6.10     Exchange Agreement....................................................................26
         6.11     Option Agreement......................................................................26
         6.12     Certificate of Designation............................................................26


                                                                                                      Page
                                                                                                      ----
ARTICLE 7         INDEMNIFICATION.......................................................................27
         7.1      Indemnification.......................................................................27
         7.2      Notification..........................................................................28

ARTICLE 8         AFFIRMATIVE COVENANTS.................................................................29
         8.1      Preservation of Existence.............................................................29
         8.2      Fiscal Year End.......................................................................30
         8.3      Financial Statements and Other Information............................................30
         8.4      Reservation of Common Stock...........................................................31
         8.5      Insurance.............................................................................31
         8.6      Books and Records.....................................................................31
         8.7      Back-Ups of Computer Software.........................................................31
         8.8      Inspection............................................................................31

ARTICLE 9         TERMINATION OF AGREEMENT..............................................................32
         9.1      Termination...........................................................................32
         9.2      Survival..............................................................................32

ARTICLE 10        MISCELLANEOUS.........................................................................33
         10.1     Survival of Representations and Warranties............................................33
         10.2     Notices...............................................................................33
         10.3     Successors and Assigns; Third Party Beneficiaries.....................................34
         10.4     Amendment and Waiver..................................................................34
         10.5     Counterparts..........................................................................35
         10.6     Headings..............................................................................35
         10.7     GOVERNING LAW.........................................................................35
         10.8     Severability..........................................................................35
         10.9     Entire Agreement......................................................................35
         10.10    Fees..................................................................................35
         10.11    Publicity.............................................................................36
         10.12    Further Assurances....................................................................36


EXHIBITS

A-1           Certificate of Incorporation
A-2           By-laws
B             Form of Stockholders Agreement
C             Form of Registration Rights Agreement

SCHEDULES

2.1           Purchased Shares and Purchase Price
3.3           Governmental Authorizations; Third Party Consents
3.5           Litigation
3.7(a)        List of Stockholders and Capital Stock and Stock Equivalents.
3.7(b)        Options, Warrants and Other Rights
3.8(i)        Defaults or Breaches of Contractual Obligations
3.8(ii)       Contractual Obligations
3.12          Taxes
3.17          Employee Benefit Plans
3.18          Title to Assets of the Company
3.20(a)(ii)   Intellectual Property Owned by the Company or the Subsidiary and
                Applications therefor
3.20(a)(iii)  Intellectual Property Licenses under which the Company or the
                Subsidiary is a Licensor or Licensee
3.20(a)(iv)   Infringements of the Company or the Subsidiary
3.20(a)(v)    Intellectual Property Litigation
3.20(b)       Infringement or Violations of Intellectual Property Rights
3.20(d)       License Agreements which require a Material Royalty Payment
3.21          Year 2000 Compliance
3.22(i)       Ownership Interests
3.22(ii)      Loans to and from the Company
3.24          Outstanding Borrowing
3.25          Insurance

                           STOCK PURCHASE AGREEMENT


          STOCK PURCHASE AGREEMENT, dated as of October 1, 1997 (this "Agreement"), among Prime Response Group Inc., a Delaware corporation (the "Company"), General Atlantic Partners 42, L.P., a Delaware limited partnership ("GAP LP"), and GAP Coinvestment Partners, L.P., a New York limited partnership ("GAP Coinvestment" and, together with GAP LP, the "Purchasers").

          WHEREAS, the Company, in connection with the transactions contemplated hereby, intends to enter into a Stock Exchange Agreement (the "Exchange Agreement"), with James Carling and Nevin Prakash (together, the "Stockholders"), pursuant to which the Stockholders will transfer to the Company all of the issued and outstanding shares of Prime Response Limited, a company registered in England and Wales under number 2155722 (the "Subsidiary"), in exchange for newly issued common stock, par value $.01 per share (the "Common Stock"), of the Company and a promissory note of the Company; and

          WHEREAS, upon the terms and conditions set forth in this Agreement, the Company proposes to issue and sell to (a) GAP LP, for an aggregate purchase price of $18,779,308.29, an aggregate of 915,310 shares of Series A Convertible Participating Preferred Stock, par value $.01 per share, of the Company (the "Preferred Stock") and (b) GAP Coinvestment, for an aggregate purchase price of $4,917,691.71, an aggregate of 239,690 shares of Preferred Stock.

          WHEREAS, each share of Preferred Stock is convertible (subject to adjustment) into one share of Common Stock.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE 1

                                  DEFINITIONS
                                  -----------

          1.1  Definitions.  As used in this Agreement, and unless the context
               -----------
requires a different meaning, the following terms have the meanings indicated:

          "Affiliate" shall mean any Person who is an "affiliate" as defined in
           ---------
Rule 12b-2 of the General Rules and Regulations under the Exchange Act. The following shall be deemed to be Affiliates of GAP LP: (a) GAP LLC, the members of GAP LLC and the limited partners of GAP LP; (b) any Affiliate of GAP LLC, the members of GAP LLC and the limited partners of GAP LP; and (c) any limited liability company or partnership a majority of whose members or partners, as the case may be, are members of GAP LLC. GAP LP and GAP Coinvestment shall be deemed to be Affiliates of one another.

          "Agreement" means this Agreement as the same may be amended
           ---------
supplemented or modified in accordance with the terms hereof.

          "Assets" has the meaning set forth in Section 3.18 of this Agreement.
           ------

          "Audited Financial Statements" has the meaning set forth in
           ----------------------------
Section 3.11 of this Agreement.

          "Board of Directors" means the Board of Directors of the Company.
           ------------------

          "Business Day" means any day other than a Saturday, Sunday or other
           ------------
day on which commercial banks in the State of New York are authorized or required by law or executive order to close.

          "By-laws" means the by-laws of the Company in effect on the Closing
           -------
Date substantially in the form attached hereto as Exhibit A-2, as the same may
                                                  -----------
be amended from time to time.

          "Capital Lease Obligations" of any Person shall mean, as of the date
           -------------------------
of determination, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP consistently applied.

          "Certificate of Designation" means the Certificate of Designation with
           --------------------------
respect to the Preferred Stock adopted by the Board of Directors and filed with the Secretary of State of the State of Delaware on or before the Closing Date.

          "Certificate of Incorporation" means the Certificate of Incorporation
           ----------------------------
of the Company substantially in the form attached hereto as Exhibit A-1, as the
                                                            -----------
same may be amended from time to time.

          "Claims" has the meaning set forth in Section 3.5 of this Agreement.
           ------

          "Closing" has the meaning set forth in Section 2.3 of this Agreement.
           -------

          "Closing Date" has the meaning set forth in Section 2.3 of this
           ------------
Agreement.

          "Code" means the Internal Revenue Code of 1986, as amended, or any
           ----
successor statute thereto.

          "Commission" means the Securities and Exchange Commission or any
           ----------
similar agency then having jurisdiction to enforce the Securities Act.

          "Common Stock" has the meaning set forth in the recitals to this
           ------------
Agreement.

          "Company" has the meaning set forth in the recitals to this Agreement.
           -------

          "Condition of the Company" means the assets, business, properties,
           ------------------------
prospects, operations or financial condition of the Company and the Subsidiary, taken as a whole.

          "Contingent Obligation" means, as applied to any Person, any direct or
           ---------------------
indirect liability of that Person with respect to any Indebtedness, lease, dividend, guaranty, letter of credit or other obligation, contractual or otherwise (the "primary obligation") of another Person (the "primary obligor"),
                ------------------                           ---------------
whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligation or any property constituting direct or indirect security therefor, or (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, or (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss or failure or inability to perform in respect thereof. The amount of any Contingent Obligation shall, unless stated to be otherwise in the instrument constituting the Contingent Obligation, be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the Board of Directors.

          "Contractual Obligations" means as to any Person, any provision of any
           -----------------------
security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument to which such Person is a party or by which it or any of its property is bound.

          "Copyrights" means any foreign or United States copyright
           ----------
registrations and applications for registration thereof, and any non-registered copyrights.

          "Defined Benefit Plan" means a defined benefit plan within the meaning
           --------------------
of Section 3(35) of ERISA or Section 414(j) of the Code, whether funded or unfunded, qualified or nonqualified (whether or not subject to ERISA or the Code).

          "Environmental Laws" means U.S. federal, state, local and foreign
           ------------------
laws, principles of common law, civil law, regulations and codes, as well as orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder relating to pollution, protection of the environment or public health and safety.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
amended.

          "ERISA Affiliate" means any Person that is treated as a single
           ---------------
employer with the Company or its Subsidiary under Section 414(b), (c), (m) or
(o) of the Code.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended,
           ------------
and the rules and regulations of the Commission thereunder.

          "Exchange Agreement" has the meaning set forth in the recitals to this
           ------------------
Agreement.

          "Financial Statements" has the meaning set forth in Section 3.11.
           --------------------

          "GAAP" means generally accepted accounting principles in effect from
           ----
time to time in the United States or the United Kingdom, as the case may be.

          "GAP Coinvestment" has the meaning set forth in the recitals to this
           ----------------
Agreement.

          "GAP LLC" means General Atlantic Partners, LLC, a Delaware limited
           -------
liability company and the general partner of GAP LP, and any successor to such entity.

          "GAP LP" has the meaning set forth in the recitals to this Agreement.
           ------

          "Governmental Authority" means the government of any nation, state,
           ----------------------
city, locality or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

          "Indebtedness" means, as to any Person, (a) all obligations of such
           ------------
Person for borrowed money (including, without limitation, reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured), (b) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable and accrued commercial or trade liabilities arising in the ordinary course of business, (d) all interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by such Person, whether periodically or upon the happening of a contingency, (e) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (f) all Capital Lease Obligations of such Person, (g) all indebtedness secured by any Lien (other than Liens in favor of lessors under leases other than leases included in clause (f)) on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is non-recourse to the credit of that Person, and (h) any Contingent Obligation of such Person.

          "Indemnified Party" has the meaning set forth in Section 7.1 of this
           -----------------
Agreement.

          "Indemnifying Party" has the meaning set forth in Section 7.1 of this
           ------------------
Agreement.

          "Intellectual Property" has the meaning set forth in Section 3.20 of
           ---------------------
this Agreement.

          "Internet Assets" means any internet domain names and other computer
           ---------------
user identifiers and any rights in and to sites on the worldwide web, including rights in and to any text, graphics, audio and video files and html or other code incorporated in such sites.

          "Liabilities" has the meaning set forth in Section 3.19 of this
           -----------
Agreement.

          "Lien" means any mortgage, deed of trust, pledge, hypothecation,
           ----
assignment, encumbrance, lien (statutory or other) or preference, priority, right or other security interest or preferential arrangement of any kind or nature whatsoever (excluding preferred stock and equity related preferences), including, without limitation, those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease Obligation, or any financing lease having substantially the same economic effect as any of the foregoing.

          "Mask Works" means any mask works and registrations and applications
           ----------
for registrations thereof.

          "Material Intellectual Property" has the meaning set forth in Section
           ------------------------------
3.20(a)(i) of this Agreement.

          "Option Agreement" means the Option Agreement to be entered into by
           ----------------
the Company and Nevin Prakash.

          "Orders" has the meaning set forth in Section 3.2 of this Agreement.
           ------

          "Patents" means any foreign or United States patents and patent
           -------
applications, including any divisions, continuations, continuations-in-part, substitutions or reissues thereof, whether or not patents are issued on such applications and whether or not such applications are modified, withdrawn or resubmitted.

          "Permits" has the meaning set forth in Section 3.6(b)(i) of this
           -------
Agreement.

          "Person" means any individual, firm, corporation, partnership, trust,
           ------
incorporated or unincorporated association, joint venture, joint stock company, limited liability company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

          "Plans" has the meaning set forth in Section 3.17 of this Agreement.
           -----

          "Preferred Stock" has the meaning set forth in the recitals to this
           ---------------
Agreement.

          "Promissory Note" means the promissory note to be issued by the
           ---------------
Company to Nevin Prakash in connection with the transactions contemplated by the Exchange Agreement.

          "Purchased Shares" has the meaning set forth in Section 2.1 of this
           ----------------
Agreement.

          "Purchasers" has the meaning set forth in the recitals to this
           ----------
Agreement.

          "Registration Rights Agreement" means the Registration Rights
           -----------------------------
Agreement substantially in the form attached hereto as Exhibit C.
                                                       ---------

          "Regulations" means the Treasury Regulations promulgated under the
           -----------
Code.

          "Requirements of Law" means, as to any Person, any law, statute,
           -------------------
treaty, rule, regulation, right, privilege, qualification, license or franchise or determination of an arbitrator or a court or other Governmental Authority or stock exchange, in each case applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject or pertaining to any or all of the transactions contemplated or referred to herein.

          "Securities Act" means the Securities Act of 1933, as amended, and the
           --------------
rules and regulations of the Commission thereunder.

          "Stock Equivalents" means any security or obligation which is by its
           -----------------
terms convertible into or exchangeable for shares of common stock or other capital stock or equity securities of the Company, and any option, warrant or other subscription or purchase right with respect to common stock or such other capital stock or equity securities.

          "Stockholders Agreement" means the Stockholders Agreement
           ----------------------
substantially in the form attached hereto as Exhibit B.
                                             ---------

          "Software" means any computer software programs, source code, object
           --------
code, data and documentation.

          "Stockholders" has the meaning set forth in the recitals to this
           ------------
Agreement.

          "Subsidiary" has the meaning set forth in the recitals to this
           ----------
Agreement.

          "Taxes" has the meaning set forth in Section 3.12 of this Agreement.
           -----

          "Trade Secrets" means any trade secrets, research records, processes,
           -------------
procedures, manufacturing formulae, technical know-how, technology, blue prints, designs, plans, inventions (whether patentable and whether reduced to practice), invention disclosures and improvements thereto.

          "Trademarks" means any foreign or United States trademarks, service
           ----------
marks, trade dress, trade names, brand names, designs and logos, corporate names, product or service identifiers, whether registered or unregistered, and all registrations and applications for registration thereof.

          "Transaction Documents" means collectively, this Agreement, the
           ---------------------
Stockholders Agreement, the Registration Rights Agreement and the Exchange Agreement, the Option Agreement and the Promissory Note.

          "Unaudited Financial Statements" has the meaning set forth in
           ------------------------------
Section 3.11 of this Agreement.

          1.2  Accounting Terms; Financial Statements  .  All accounting terms
               --------------------------------------
used herein not expressly defined in this Agreement shall have the respective meanings given to them in accordance with sound accounting practice. The term "sound accounting practice" shall mean such accounting practice as, in the opinion of the independent certified public accountants regularly retained by the Company, conforms at the time to GAAP applied on a consistent basis except for changes with which such accountants concur.

          1.3  Knowledge of the Company  .  All references to the knowledge of
               ------------------------
the Company shall mean the knowledge of the Stockholders and Shushil Chohan, Finance Manager of the Subsidiary.


                                   ARTICLE 2

                     PURCHASE AND SALE OF PREFERRED STOCK
                     ------------------------------------

          2.1  Purchase and Sale of Preferred Stock.  Subject to the terms and
               ------------------------------------
conditions herein set forth, the Company agrees to issue and sell to each of the Purchasers, and each of the Purchasers agrees that it will purchase from the Company, on the Closing Date, the aggregate number of shares of Preferred Stock set forth opposite such Purchaser's name on Schedule 2.1 hereto, for the
                                            ------------
aggregate purchase price set forth opposite such Purchaser's name on Schedule
                                                                     --------
2.1 hereto (all of the shares of Preferred Stock being purchased hereunder being
---
referred to herein as the "Purchased Shares").

          2.2  Certificate of Designation. The Purchased Shares shall be
               ---------------------------
shares of preferred stock of the Company issued pursuant to the Certificate of Designation.

          2.3  Closing.  Unless this Agreement shall have terminated pursuant
               -------
to Article 9 and subject to the satisfaction or waiver of the conditions set forth in Articles 5 and 6, the closing of the sale and purchase of the Purchased Shares (the "Closing") shall take place at the offices of Paul, Weiss, Rifkind, Wharton & Garrison, no later than 4:00 p.m., New York time, on the second Business Day following the date upon which the conditions set forth in Articles 5 and 6 shall be satisfied or waived in accordance with this Agreement, or at such other time, place and date that the Company and the Purchasers may agree in writing (the "Closing Date"). On the Closing Date, the Company shall deliver to each Purchaser a certificate representing the Purchased Shares being purchased by such Purchaser against delivery by such Purchaser to the Company of the aggregate purchase price therefor (as set forth opposite such Purchaser's name on Schedule 2.1 hereto) by wire transfer of immediately available funds.
   ------------


                                   ARTICLE 3

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                 ---------------------------------------------

          (For the purposes of these representations and warranties, the transactions contemplated by the Exchange Agreement shall be deemed to have occurred as of the date hereof.) The Company represents and warrants to the Purchasers as follows:

          3.1  Corporate Existence and Power.  Each of the Company and the
               -----------------------------
Subsidiary (a) is, in the case of the Company, a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and is, in the case of the Subsidiary, a company registered in England and Wales under number 2155722; (b) has all requisite power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently, or is proposed to be, engaged; (c) is, in the case of the Company, duly qualified as a foreign corporation, licensed and in good standing, and is, in the case of the Subsidiary, duly registered and remains subsisting under the laws of each jurisdiction in which its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that the failure to do so would not have a material adverse effect on the Condition of the Company; and (d) has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Transaction Documents to which it is a party. No jurisdiction, other than those referred to in clause (c) above, has claimed, in writing or otherwise, that the Company or the Subsidiary is required to qualify as a foreign corporation therein, and neither the Company nor the Subsidiary files any franchise, income or other tax returns in any other jurisdiction based upon the ownership or use of property therein or the derivation of income therefrom.

          3.2  Authorization; No Contravention.  The execution, delivery and
               -------------------------------
performance by the Company of this Agreement and each of the other Transaction Documents and the transactions contemplated hereby and thereby (a) have been duly authorized by all necessary corporate action of the Company; (b) do not contravene the terms of the Certificate of Incorporation or the By-laws, or any certificate of incorporation or by-laws or other organizational documents of the Subsidiary;
(c) do not violate, conflict with or result in any breach or contravention of, or the creation of any Lien under, any Contractual Obligation of the Company or the Subsidiary, or any Requirement of Law applicable to the Company or the Subsidiary; and (d) do not violate any judgment, injunction, writ, award, decree or order of any nature (collectively, "Orders") of any Governmental Authority against, or binding upon, the Company or the Subsidiary.

          3.3  Governmental Authorization; Third Party Consents.  Except as
               ------------------------------------------------
set forth in Schedule 3.3, no approval, consent, compliance, exemption,
             ------------
authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person, and no lapse of a waiting period under a Requirement of Law, is necessary or required in connection with the execution, delivery or performance (including, without limitation, the sale, issuance and delivery of the Purchased Shares) by, or enforcement against, the Company of this Agreement and the other Transaction Documents or the transactions contemplated hereby and thereby.

          3.4  Binding Effect.  This Agreement has been, and as of the Closing
               --------------
Date each of the other Transaction Documents will have been, duly executed and delivered by the Company, and this Agreement constitutes, and as of the Closing Date each of the other Transaction Documents will constitute, the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

          3.5  Litigation.  Except as set forth on Schedule 3.5, there are no
               ----------                          ------------
actions, suits, proceedings, claims, complaints, disputes, arbitrations or investigations (collectively, "Claims") pending or, to the Company's knowledge, threatened, at law, in equity, in arbitration or before any Governmental Authority against the Company or the Subsidiary. No Order has been issued by any court or other Governmental Authority against the Company or the Subsidiary purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any of the other Transaction Documents.

          3.6  Compliance with Laws.
               --------------------

          (a) The Company and the Subsidiary are in compliance with all Requirements of Law and all Orders issued by any court or Governmental Authority against the Company or the Subsidiary in all respects, except to the extent that the failure to comply with such Requirements of Law or Orders would not have a material adverse effect on the Condition of the Company.

          (b) (i) The Company and the Subsidiary have all licenses, permits and approvals of any Governmental Authority (collectively, "Permits") that are necessary for the conduct of the business of the Company and the Subsidiary, except to the extent that the failure to have such Permits would not have a material adverse effect on the Condition of the Company; (ii) such Permits are in full force and effect; and (iii) to the Company's knowledge, no violations are or have been recorded in respect of any such Permit.

          (c) No material expenditure is presently required by the Company or the Subsidiary to comply with any existing Requirement of Law or Order.

          3.7  Capitalization.
               --------------

          (a) On the Closing Date, after giving effect to the transactions contemplated by this Agreement and the Exchange Agreement, the authorized capital stock of the Company shall consist of (i) 7,500,000 shares of Common Stock, of which 2,345,000 shares will be issued and outstanding and (ii) 2,500,000 shares of Preferred Stock, of which 1,155,000 shares will be outstanding and issued to the Purchasers. Schedule 3.7(a) sets forth, at and on
                                           ---------------
the Closing Date, a true and complete list of (x) the stockholders of the Company (including any trust or escrow agent arrangement created in connection with any employee stock option plan) and, opposite the name of each stockholder, the amount of all outstanding capital stock and Stock Equivalents owned by such stockholder and (y) the holders of Stock Equivalents (other than the stockholders set forth in clause (x) above) and, opposite the name of each such holder, the amount of all Stock Equivalents owned by such holder. As of the Closing Date, the Company will have reserved an aggregate of 1,155,000 shares of Common Stock for issuance upon conversion of the Purchased Shares. Except as set forth on Schedule 3.7(b), there are no options, warrants, conversion
             ---------------
privileges, subscription or purchase rights or other rights presently outstanding to purchase or otherwise acquire (i) any authorized but unissued, unauthorized or treasury shares of the Company's capital stock, (ii) any Stock Equivalents or (iii) other securities of the Company. As of the Closing Date, the Purchased Shares will be duly authorized, and when issued and sold to the Purchasers after payment therefor in accordance herewith, will be validly issued, fully paid and nonassessable and will be issued in compliance with the registration and qualification requirements of all applicable U.S. federal, state and foreign securities laws (or pursuant to exemptions therefrom). The shares of Common Stock issuable upon conversion of the Purchased Shares are duly authorized and, when issued in compliance with the provisions of the Certificate of Incorporation, will be validly issued, fully paid and nonassessable. As of the Closing Date, all of the issued and outstanding shares of Common Stock will be duly authorized, validly issued, fully paid and nonassessable. As of the Closing Date, all of the the issued and outstanding shares of Common Stock will be duly authorized, validly issued, fully paid and nonassessable, and will have been issued in compliance with the registration and qualification requirements of all applicable U.S. federal, state and foreign securities laws (or pursuant to exemptions therefrom).

          (b) Except as set forth in Schedule 3.7(b), neither the Company nor the Subsidiary directly or indirectly owns or has made any investment in any of the capital stock of, or any other proprietary interest in, any Person other than the Subsidiary. The Company owns all of the issued and outstanding capital stock of the Subsidiary, free and clear of all Liens. All of such shares of capital stock are duly authorized, validly issued and fully paid, and all of such shares were issued in compliance with the requirements of all applicable English laws. Except as set forth on Schedule 3.7(b), there are no options, warrants, conversion privileges, subscription or purchase rights or other rights to purchase or otherwise acquire any authorized but unissued shares or other securities of, or any proprietary interest in, the Subsidiary, and there is no outstanding security of any kind convertible into or exchangeable for such shares or proprietary interest.

          3.8  No Default or Breach; Contractual Obligations.  Except as set
               ---------------------------------------------
forth in Schedule 3.8(i), neither the Company nor the Subsidiary has received
         ---------------
notice of, or is in default under, or with respect to, any Contractual Obligation set forth on Schedule 3.8(ii). Schedule 3.8(ii) lists all of the
                                           ----------------
Contractual Obligations to which the Company or the Subsidiary is a party, whether written or oral, which involve an amount in excess of $50,000 or which are otherwise material to the Condition of the Company. All of such Contractual Obligations are valid, subsisting, in full force and effect and binding upon the Company or the Subsidiary and the other parties thereto, and the Company or the Subsidiary, as the case may be, has paid in full or accrued all amounts due thereunder and has satisfied in full or provided for all of its liabilities and obligations thereunder. To the Company's knowledge, no other party to any such Contractual Obligation is in default thereunder, nor does any condition exist that with notice or lapse of time or both would constitute a default thereunder.

          3.9  Title to Properties.  Each of the Company and the Subsidiary
               --------------------
has good record and marketable title in fee simple to, or holds interests as lessee under leases in full force and effect in, all real property used in connection with its business or otherwise owned or leased by it, except for such defects in title as would not, individually or in the aggregate, have a material adverse effect on the Condition of the Company, or a material adverse effect on the ability of the Company to perform its obligations under this Agreement or the other Transaction Documents.

          3.10  FIRPTA.  The Company is not a "foreign person" within the
                ------
meaning of Section 1445 of the Code.

          3.11  Financial Statements.  The Company has delivered to the
                --------------------
Purchasers the audited financial statements of the Subsidiary (balance sheet and statements of operation, cash flow and stockholders' equity, together with the notes thereto) for the fiscal year ended August 31, 1996 (the "Audited Financial Statements"), and the unaudited financial statements of the Subsidiary (balance sheet and statement of operations) for the fiscal period ended May 31, 1997 and for the fiscal period ended August 31, 1997 (the "Unaudited Financial Statements" and, together with the Audited Financial Statements, the "Financial Statements"). The Audited Financial Statements have been prepared in accordance with United Kingdom GAAP applied on a consistent basis throughout the periods indicated and with each other. The Unaudited Financial Statements have been prepared in good faith and with reasonable care and skill but do not contain footnotes or year-end adjustments. The Audited Financial Statements fairly present the financial condition, operating results and cash flows of the Subsidiary as of the respective dates and for the respective periods indicated in accordance with United Kingdom GAAP.

          3.12  Taxes.  (a)  Except for VAT which the Subsidiary pays in the
                -----
normal course of business and except as set forth on Schedule 3.12, each of the Company and the Subsidiary, as appropriate, has paid all federal, state, county, local, foreign (including the United Kingdom) and other taxes, including, without limitation, income taxes, estimated taxes, excise taxes, sales taxes, use taxes, gross receipts taxes, franchise taxes, employment and payroll related taxes, property taxes and import duties, whether or not measured in whole or in part by net income (hereinafter, "Taxes" or, individually, a "Tax") which have come due and are required to be paid by it through the date hereof, and all deficiencies or other additions to Tax, interest and penalties owed by it in connection with any such Taxes; (b) each of the Company and the Subsidiary has timely filed or caused to be filed all returns for Taxes that it is required to file on and through the date hereof (including all applicable extensions), and all such Tax returns are accurate and complete; (c) with respect to all Tax returns of the Company and the Subsidiary, (i) to the Company's knowledge, there is no deficiency proposed or threatened against the Company or the Subsidiary and (ii) except as set forth in Schedule 3.12, no audit is in progress with respect to any return for Taxes, no extension of time is in force with respect to any date on which any return for Taxes was or is to be filed and no waiver or agreement is in force for the extension of time for the assessment or payment of any Tax; (d) all liabilities for Taxes of the Subsidiary attributable to periods prior to or ending on the Closing Date (or, with respect to VAT, ending on the period up to which they are drawn) have been adequately provided for on the Financial Statements; and (e) there are no Liens for Taxes on the assets of the Company or the Subsidiary except for Liens for current Taxes not yet due. The consummation of the transactions contemplated by the Exchange Agreement and Option Agreement shall not cause any Taxes to be imposed on the Company or the Subsidiary other than stamp taxes.

          3.13  No Material Adverse Change; Ordinary Course of Business.
                -------------------------------------------------------
Since January 1, 1997, (a) there has not been any material adverse change, nor to the knowledge of the Company is any such change threatened, in the Condition of the

Company, (b) neither the Company nor the Subsidiary has participated in any transaction or otherwise acted outside the ordinary course of business, including, without limitation, declaring or paying any dividend or declaring or making any distribution to its stockholders except out of the earnings of the Company or the Subsidiary other than the transactions contemplated by the Exchange Agreement and Option Agreement and (c) neither the Company nor the Subsidiary has increased the compensation of any of its officers or the rate of pay of any of its employees, except as part of regular compensation increases in the ordinary course of business. The Company is a newly formed corporation and except for activities incident to its formation, and in connection with the transactions contemplated by this Agreement and the other Transaction Documents, has not engaged in any business activities.

          3.14  Investment Company.  Neither the Company nor the Subsidiary is
                ------------------
an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          3.15  Private Offering.  No form of general solicitation or general
                ----------------
advertising was used by the Company or its representatives in connection with the offer or sale of the Purchased Shares. No registration of the Purchased Shares, pursuant to the provisions of the Securities Act or any state securities or "blue sky" laws, will be required by the offer, sale or issuance of the Purchased Shares. The Company agrees that neither it, nor anyone acting on its behalf, shall offer to sell the Purchased Shares or any other securities of the Company so as to require the registration of the Purchased Shares pursuant to the provisions of the Securities Act or any state securities or "blue sky" laws, unless such Purchased Shares or other securities are so registered.

          3.16  Labor Relations.  (a)  Neither the Company nor the Subsidiary
                ---------------
is engaged in any unfair labor practice; (b) there is (i) no grievance or arbitration proceeding arising out of or under collective bargaining agreements pending or, to the knowledge of the Company, threatened against the Company or the Subsidiary, and (ii) no strike, labor dispute, slowdown or stoppage is pending or, to the knowledge of the Company, threatened against the Company or the Subsidiary; (c) neither the Company nor the Subsidiary is a party to any collective bargaining agreement or contract; (d) there is no union representation question existing with respect to the employees of the Company or the Subsidiary; and (e) to the Company's knowledge, no union organizing activities are taking place.

          3.17  Employee Benefit Plans.  Neither the Company, the Subsidiary,
                ----------------------
nor any of their ERISA Affiliates has any actual or contingent, direct or indirect, liability in respect of any employee benefit plan or arrangement, including any plan subject to ERISA, other than to make contributions under or pay benefits pursuant to the plans listed on Schedule 3.17 (collectively, the
                                              -------------
"Plans"). All of the Plans are in compliance with all applicable Requirements of Law. The Company, the Subsidiary and all of their ERISA Affiliates have made all payments due from them to date with respect to each Plan. All amounts properly accrued as liabilities to or expenses of any Plan which have not been paid have been properly reflected on the Audited Financial Statements. There are no actions, liens, suits or claims pending or threatened (other than routine claims for benefits) with respect to any Plan. Each Plan which is intended to qualify under Section 401(a) of the Code so qualifies. The Company does not have any liability with respect to a Plan which (a) is subject to Title IV of ERISA, Section 412 of the Code or is otherwise a Defined Benefit Plan, or is a multiple employer plan (within the meaning of Section 413(c) of the Code) or multiemployer plan (within the meaning of Section 3(37) of ERISA); or (b) provides for post-retirement welfare benefits or a "parachute payment" (within the meaning of Section 280G(b) of the Code). The execution and delivery of this Agreement and each of the other Transaction Documents, the purchase and sale of the Purchased Shares and the consummation of the transactions contemplated hereby and thereby will not entitle any current or former employee to severance pay or unemployment compensation or accelerate the compensation due to any current or former employee.

          3.18  Title to Assets.  Except as set forth on Schedule 3.18, each
                ---------------                          -------------
of the Company and the Subsidiary owns and has good, valid, and marketable title to all of its properties and assets used in its business and reflected as owned on the Financial Statements or so described in any Schedule hereto (collectively, the "Assets"), in each case free and clear of all Liens, except for Liens specifically described on the notes to the Financial Statements, except for Liens for current taxes not yet due and payable and minor imperfections of title, if any, not material in nature or amount and not materially detracting from the value or impairing the use of the property subject thereto or impairing the operations or proposed operations of the Company or the Subsidiary.

          3.19  Liabilities.  Neither the Company nor the Subsidiary has any
                -----------
direct or indirect material obligation or liability (the "Liabilities") other than (a) Liabilities fully and adequately reflected or reserved against on the Audited Financial Statements and (b) Liabilities incurred since January 1, 1997 in the ordinary course of business. The Company has no knowledge of any circumstance, condition, event or arrangement that may hereafter give rise to any Liabilities of the Company or the Subsidiary except in the ordinary course of business.

          3.20  Intellectual Property.
                ---------------------

          (a) (i) Each of the Company and the Subsidiary is the owner of all, or has the license or right to use, sell and license, free and clear of all Liens, all of the Copyrights, Patents, Trade Secrets, Trademarks, Internet Assets, Mask Works, Software and other proprietary rights (collectively, "Intellectual Property") that are used in connection with its business as presently conducted other than (i) such Intellectual Property the absence of which, individually or in the aggregate, would not have a material adverse effect on the Condition of the Company (the "Material Intellectual Property") and (ii) source code for Software licensed to the Company. Any Trademark listed in Schedule 3.20(a)(ii) and the following Software, Prime Vantage, Distributed Campaign Manager, Distributed Customer View and Database Builder, shall be deemed to be Material Intellectual Property.

          (a) (ii)  Schedule 3.20(a)(ii) sets forth all of the Material
                    --------------------
Intellectual Property owned by, and filings and applications for any of the above filed by, the Company or the Subsidiary other than unregistered Copyrights and Trade Secrets. None of the Intellectual Property listed on Schedule
                                                                --------
3.20(a)(ii) is subject to any outstanding Order, and no action, suit,
-----------
proceeding, hearing, investigation, charge, complaint, claim or demand is pending or, to the knowledge of the Company, threatened, which challenges the validity, enforceability, use or ownership of the item.

          (a) (iii)  Schedule 3.20(a)(iii) sets forth a list of all Intellectual
                     ---------------------
Property licenses, sublicenses, distributor agreements and other agreements under which the Company or the Subsidiary is either a licensor, licensee or distributor, except such licenses, sublicenses and other agreements relating to off-the-shelf software, which is commercially available on a retail basis and used solely on the computers of the Company or the Subsidiary. Each of the Company and the Subsidiary has substantially performed all obligations imposed upon it thereunder, and neither the Company nor the Subsidiary is, nor to the knowledge of the Company is any other party thereto, in breach of or default of any material provision thereof in any respect, nor is there any event which with notice or lapse of time or both would constitute a default thereunder. To the Company's knowledge, all of the Intellectual Property licenses listed on
Schedule 3.20(a)(iii) are valid, enforceable and in full force and effect, and
---------------------
will continue to be so on identical terms immediately following the Closing except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

          (a) (iv)  To the knowledge of the Company, other than as set forth on
Schedule 3.20(a)(iv), none of the Material Intellectual Property currently sold
--------------------
or licensed by the Company or the Subsidiary to any Person or used by or licensed to the Company or the Subsidiary infringes upon or otherwise violates any Intellectual Property rights of others.

          (a) (v)  Except as set forth on Schedule 3.20(a)(v), no litigation is
                                          -------------------
pending and no Claim has been made against the Company or the Subsidiary or, to the knowledge of the Company, is threatened, contesting the right of the Company or the Subsidiary to sell or license to any Person or use the Material Intellectual Property presently sold or licensed to such Person or used by the Company or the Subsidiary.

          (b) Except as set forth on Schedule 3.20(b), to the knowledge of the
                                     ----------------
Company, no Person is infringing upon or otherwise violating the Material Intellectual Property rights of the Company or the Subsidiary.

          (c) To the knowledge of the Company, no former employer of any employee of the Company or the Subsidiary, and no current or former client of any consultant of the Company or the Subsidiary, has made a claim against the Company or the Subsidiary that such employee or such consultant is utilizing Intellectual Property of such former employer or client.

          (d) Except as set forth on Schedule 3.20(d), neither the Company nor
                                     ----------------
the Subsidiary is a party to or bound by, any license or other agreement as licensee requiring the payment of any material royalty payment, excluding such agreements relating to software licensed for use solely on the computers of the Company or the Subsidiary.

          (e) To the knowledge of the Company, no employee of the Company or the Subsidiary (other than Robert Fetter) is in violation of any term of any employment agreement, patent or invention disclosure agreement or other contract or agreement relating to the relationship of such employee with the Company or the Subsidiary.

          (f) To the knowledge of the Company, none of the material Trade Secrets of the Company or the Subsidiary, wherever located, the value of which is contingent upon maintenance of confidentiality thereof, has been disclosed to any Person other than employees, representatives and agents of the Company or the Subsidiary, except as required pursuant to the filing of a patent application by the Company or the Subsidiary.

          3.21  Year 2000 Compliance.  Except as to functions where the
                --------------------
failure to accomplish the following will not have a material adverse effect on the Condition of the Company and except as set forth in Schedule 3.21, the
                                                        -------------
Software used by the Company and the Subsidiary will (a) accurately process date information before, during and after January 1, 2000, including, but not limited to, accepting date input, providing date output and performing calculations on dates or portions of dates; (b) function accurately and without interruption before, during and after January 1, 2000 without any change in operations associated with the advent of the new century; and (c) store and provide output of date information in ways that are unambiguous as to century.

          3.22  Potential Conflicts of Interest.  No officer, director or
                -------------------------------
stockholder of the Company or the Subsidiary, no spouse of any such officer, director or stockholder, and, to the Company's knowledge, no relative of such spouse or of any such officer, director or stockholder and no Affiliate of any of the foregoing (a) except as set forth in Schedule 3.22(i), owns, directly or indirectly, any interest in (excepting less than 2% stock holdings for investment purposes in securities of publicly held and traded companies), or is an officer, director, employee or consultant of, any Person which is, or is engaged in business as, a competitor, lessor, lessee, supplier, distributor, sales agent or customer of, or lender to or borrower from, the Company or the Subsidiary; (b) owns, directly or indirectly, in whole or in part, any tangible or intangible property that the Company or the Subsidiary has used, or that the Company or the Subsidiary is intending to use, in the conduct of business; or
(c) except as set forth in Schedule 3.22 (ii), has any cause of action or other claim whatsoever against, or owes or has advanced any amount to, the Company or the Subsidiary, except for claims in the ordinary course of business such as for accrued vacation pay, accrued benefits under employee benefit plans, and similar matters and agreements existing on the date hereof.

          3.23  Trade Relations.  There exists no actual or, to the knowledge
                ---------------
of the Company, threatened termination, cancellation or limitation of, or any adverse modification or change in, the business relationship of the Company or the Subsidiary, or the business of the Company or the Subsidiary, with any customer or distributor or any group of customers or distributors whose purchases are individually or in the aggregate material to the Condition of the Company, or with any material supplier of the Company or the Subsidiary, and, to the Company's knowledge, there exists no present condition or state of fact or circumstances that would materially adversely affect the Condition of the Company or prevent the Company or the Subsidiary from conducting such business relationships or such business with any such customer, such group of customers or distributors or such material supplier in the same manner as heretofore conducted by the Subsidiary.

          3.24  Outstanding Borrowing.  Schedule 3.24 sets forth (a) the
                ---------------------     -------------
amount of all Indebtedness of the Company and the Subsidiary as of the date hereof, (b) the Liens that relate to such Indebtedness and that encumber the Assets and (c) the name of each lender thereof.

          3.25  Insurance.  Schedule 3.25 lists all of the insurance policies
                ---------   -------------
held by or on behalf of the Company or the Subsidiary, with the expiration date and coverage amounts indicated thereon. Such policies and binders are valid and enforceable in accordance with their terms and are in full force and effect. None of such policies will be adversely affected by, or terminate or lapse by reason of, any transaction contemplated by this Agreement or any of the other Transaction Documents.

          3.26  Environmental Matters.  To the Company's knowledge, each of
                ---------------------
the Company and the Subsidiary is in compliance with all applicable Environmental Laws. There is no civil, criminal or administrative judgment, action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter pending or, to the knowledge of the Company, threatened against the Company or the Subsidiary pursuant to Environmental Laws which would reasonably be expected to result in a fine, penalty or other obligation, cost or expense that would have a material adverse affect on the Condition of the Company; and, to the knowledge of the Company, there are no past or present events, conditions, circumstances, activities, practices, incidents, agreements, actions or plans which may prevent compliance with, or which have given rise to or will give rise to liability under, Environmental Laws that would have a material adverse affect on the Condition of the Company.

          3.27  Broker's, Finder's or Similar Fees.  There are no brokerage
                ----------------------------------
commissions, finder's fees or similar fees or commissions payable by the Company or the Subsidiary in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with the Company or the Subsidiary or any action taken by any such Person.

          3.28  Disclosure.  This Agreement and the documents and certificates
                ----------
furnished to the Purchasers by the Company and the Subsidiary, taken as a whole, do not contain any untrue statement of a material fact or to the Company's knowledge omit to state a material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.


                                   ARTICLE 4

               REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS
               ------------------------------------------------

          Each of the Purchasers hereby represents and warrants (severally as to itself and not jointly) to the Company as follows:

          4.1  Existence and Power.  Such Purchaser (a) is a partnership duly
               -------------------
organized, validly existing and in good standing under the laws of the jurisdiction of its formation, (b) has all requisite power and authority to conduct the business in which it is currently, or is proposed to be, engaged, and (c) has the requisite partnership power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Transaction Documents to which it is a party.

          4.2  Authorization; No Contravention.  The execution, delivery and
               -------------------------------
performance by such Purchaser of this Agreement and each of the other Transaction Documents to which it is a party and the transactions contemplated hereby and thereby, including, without limitation, the purchase of the Purchased Shares,
(a) have been duly authorized by all necessary partnership action, (b) do not contravene the terms of such Purchaser's organizational documents, or any amendment thereof, (c) do not violate, conflict with or result in any breach or contravention of or the creation of any Lien under, any Contractual Obligation of such Purchaser, or any Requirement of Law applicable to such Purchaser and
(d) do not violate any Orders of any Governmental Authority against, or binding upon, such Purchaser.

          4.3  Governmental Authorization; Third Party Consents.  No approval,
               ------------------------------------------------
consent, compliance, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person, and no lapse of a waiting period under any Requirement of Law, is necessary or required in connection with the execution, delivery or performance (including, without limitation, the purchase of the Purchased Shares) by, or enforcement against, such Purchaser of this Agreement and each of the other Transaction Documents to which such Purchaser is a party or the transactions contemplated hereby and thereby.

          4.4  Binding Effect.  This Agreement has been, and as of the Closing
               --------------
Date each of the other Transaction Documents to which such Purchaser is a party will have been, duly executed and delivered by such Purchaser, and this Agreement constitutes, and as of the Closing Date each of the other Transaction Documents to which such Purchaser is a party will constitute, the legal, valid and binding obligations of such Purchaser, enforceable against it in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

          4.5  Litigation.  No Order has been issued by any court or other
               ----------
Governmental Authority against such Purchaser purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any of the other Transaction Documents to which such Purchaser is a party.

          4.6  Purchase for Own Account.  The Purchased Shares to be acquired
               ------------------------
by such Purchaser pursuant to this Agreement and the shares of Common Stock issuable upon conversion of the Purchased Shares are being or will be acquired for investment for its own account and with no intention of distributing or reselling, or granting any participation in, such Purchased Shares, such shares of Common Stock or any part thereof in any transaction that would be in violation of the securities laws of the United States of America, or any state or foreign jurisdiction, without prejudice, however, to the rights of such Purchaser at all times to sell or otherwise dispose of all or any part of such Purchased Shares or such shares of Common Stock under an effective registration statement under the Securities Act and under the applicable state securities laws, or under an exemption from such registration available under such laws, and subject, nevertheless, to the disposition of such Purchaser's property being at all times within its control. If such Purchaser should in the future decide to dispose of any of such Purchased Shares or such shares of Common Stock, such Purchaser understands and agrees that it may do so only in compliance with the Securities Act and applicable state and foreign securities laws, as then in effect. Such Purchaser agrees to the imprinting, so long as required by law, of legends on certificates representing all of its Purchased Shares and shares of Common Stock issuable upon conversion of its Purchased Shares as required by any applicable state securities laws and to the following effect (and acknowledges that the Company will make a notation on its transfer books to such effect):

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY JURISDICTION OF THE UNITED STATES. THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND UNDER THE APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN OPINION OF COUNSEL TO THE COMPANY OR OTHER COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, IF REQUESTED BY THE COMPANY, THAT THERE IS AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

     THE SALE, ASSIGNMENT, HYPOTHECATION, PLEDGE, ENCUMBRANCE OR OTHER DISPOSITION (EACH A "TRANSFER") AND VOTING OF ANY OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED BY THE TERMS OF THE STOCKHOLDERS AGREEMENT AMONG PRIME RESPONSE GROUP INC., GENERAL ATLANTIC PARTNERS 42, L.P., GAP COINVESTMENT PARTNERS, L.P. AND THE STOCKHOLDERS NAMED THEREIN. THE COMPANY WILL NOT REGISTER THE TRANSFER OF SUCH SECURITIES ON THE BOOKS OF THE COMPANY UNLESS AND UNTIL THE TRANSFER HAS BEEN MADE IN COMPLIANCE WITH THE TERMS OF THE STOCKHOLDERS AGREEMENT. THE COMPANY WILL MAIL A COPY OF SUCH AGREEMENT, TOGETHER WITH A COPY OF THE EXPRESS TERMS OF THE SECURITIES AND THE OTHER CLASS OR CLASSES AND SERIES OF SHARES, IF ANY, WHICH THE COMPANY IS AUTHORIZED TO ISSUE, TO THE RECORD HOLDER OF THIS CERTIFICATE, WITHOUT CHARGE, WITHIN FIVE DAYS AFTER RECEIPT OF A WRITTEN REQUEST THEREFOR.

          4.7  Restricted Securities.  Such Purchaser understands that the
               ---------------------
Purchased Shares will not be registered under the Securities Act at the time of their issuance for the reason that the sale provided for in this Agreement is exempt pursuant to Rule 506 of Regulation D promulgated under the Securities Act and that the reliance of the Company on such exemption is predicated in part on such Purchaser's representations set forth herein. Such Purchaser also represents that it is experienced in evaluating companies such as the Company, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment and has the ability to suffer the total loss of its investment. Such Purchaser further represents that it has had the opportunity to ask questions of and receive answers from the Company concerning the terms and conditions of the offering and the Company's business, management and financial affairs and to obtain additional information to such Purchaser's satisfaction.

          4.8  Investment Experience.  Each Purchaser is an investor in
               ---------------------
securities of companies in the development stage and acknowledges that it has, by reason of its business and financial experience, the capacity to protect its own interest in connection with the transaction and that it is able to bear the economic risk of its investment in the transaction. GAP Coinvestment and each of the partners of GAP LP is an "Accredited Investor" as defined in Rule 501(a) under the Securities Act.

          4.9  Broker's, Finder's or Similar Fees.  There are no brokerage
               ----------------------------------
commissions, finder's fees or similar fees or commissions payable by such Purchaser, in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with such Purchaser or any action taken by such Purchaser.


                                   ARTICLE 5

                         CONDITIONS TO THE OBLIGATION
                          OF THE PURCHASERS TO CLOSE
                          --------------------------

          The obligation of the Purchasers to purchase the Purchased Shares, to pay the purchase price therefor at the Closing and to perform their other obligations hereunder shall be subject to the satisfaction as determined by, or waiver by, the Purchasers of the following conditions on or before the Closing Date.

          5.1  Representations and Warranties.  The representations and
               ------------------------------
warranties of the Company contained in Article 3 hereof shall be true and correct in all material respects at and on the Closing Date as if made at and on such date.

          5.2  Compliance with this Agreement.  The Company shall have
               ------------------------------
performed and complied in all material respects with all of its agreements and conditions set forth herein that are required to be performed or complied with by the Company on or before the Closing Date.

          5.3  Secretary's Certificate.  The Purchasers shall have received a
               -----------------------
certificate from the Company, in form and substance reasonably satisfactory to the Purchasers, dated the Closing Date and signed by the Secretary or an Assistant Secretary of the Company, certifying that the attached copies of the Certificate of Incorporation, the By-laws, the Certificate of Designation and resolutions of the Board of Directors approving this Agreement and each of the other Transaction Documents to which the Company is a party and the transactions contemplated hereby and thereby, are all true, complete and correct and remain unamended and in full force and effect.

          5.4  Officer's Certificate.  The Purchasers shall have received a
               ---------------------
certificate from the Company, in form and substance reasonably satisfactory to the Purchasers, dated the Closing Date and signed by the President of the Company, certifying that (a) the representations and warranties of the Company contained in Article 3 hereof are true and correct in all material respects on the Closing Date and (b) the Company has performed and complied in all material respects with all of the agreements and conditions set forth or contemplated herein that are required to be performed or complied with by the Company on or before the Closing Date.

          5.5  Filing of Certificate of Designation.  The Certificate of
               ------------------------------------
Designation shall be in a form reasonably satisfactory to the Purchasers, and shall have been duly filed by or on behalf of the Company with the Secretary of State of the State of Delaware in accordance with the General Corporation Law of the State of Delaware.

          5.6  Stockholders Agreement.  The Company and the Stockholders shall
               ----------------------
have duly executed and delivered the Stockholders Agreement, substantially in the form attached hereto as Exhibit B.
                            ---------

          5.7  Registration Rights Agreement.  The Company and the
               -----------------------------
Stockholders shall have duly executed and delivered the Registration Rights Agreement, substantially in the form attached hereto as Exhibit C.
                                                        ---------

          5.8  Opinion of Counsel.  The Purchasers shall have received
               ------------------
opinions of Dewey Ballantine and Rowe & Maw, counsel to the Company and the Subsidiary, dated the Closing Date, relating to the transactions contemplated by or referred to herein, in a form reasonably satisfactory to the Purchasers.

          5.9  Purchased Shares.  The Company shall be prepared to deliver to
               ----------------
the Purchasers certificates in definitive form representing the number of Purchased

Shares set forth opposite such Purchaser's name on Schedule 2.1 hereto,
                                                   ------------
registered in the name of such Purchaser.

          5.10  No Material Adverse Change.  Since the date hereof, there
                --------------------------
shall have been no material adverse change in the Condition of the Company.

          5.11  Consents and Approvals.  The approval of Inland Revenue of the
                ----------------------
transactions contemplated by the Exchange Agreement, and all consents, exemptions, authorizations, or other actions by, or notices to, or filings with, Governmental Authorities and other Persons in respect of all Requirements of Law and with respect to those Contractual Obligations of the Company or the Subsidiary which are necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company of this Agreement and each of the other Transaction Documents shall have been obtained and be in full force and effect, and the Purchasers shall have been furnished with appropriate evidence thereof and all applicable waiting periods shall have expired without any action being taken or threatened which would have a material adverse effect on the Condition of the Company.

          5.12  No Material Judgment or Order.  There shall not be on the
                -----------------------------
Closing Date any Order of a court of competent jurisdiction or any ruling of any Governmental Authority or any condition imposed under any Requirement of Law which would, in the reasonable judgment of the Purchasers, (a) prohibit or restrict (i) the purchase of the Purchased Shares or (ii) the consummation of the transactions contemplated by this Agreement, (b) subject the Purchasers to any material penalty or onerous condition under or pursuant to any Requirement of Law if the Purchased Shares were to be purchased hereunder or (c) restrict the operation of the business of the Company or the Subsidiary as conducted on the date hereof in a manner that would have a material adverse effect on the Condition of the Company.

          5.13  No Litigation.  No action, suit, proceeding, claim or dispute
                -------------
shall have been brought or otherwise arisen at law, in equity, in arbitration or before any Governmental Authority against the Company which would, if adversely determined, (a) have a material adverse effect on the Condition of the Company or (b) have a material adverse effect on the ability of the Company to perform its obligations under this Agreement or each of the other Transaction Documents.

          5.14  Exchange Agreement.  Each of the Exchange Agreement and the
                ------------------
Promissory Note shall be in a form reasonably satisfactory to the Purchasers, and the closing of the transactions contemplated by the Exchange Agreement shall have occurred to the reasonable satisfaction of the Purchasers.

          5.15  Stock Option Plan and Option Agreement.  Each of the Company's
                --------------------------------------
1997 Stock Option Plan and the Option Agreement shall be in a form reasonably satisfactory to the Purchasers, and the Option Agreement shall have been duly executed and delivered by the Company and Nevin Prakash.


                                   ARTICLE 6

                         CONDITIONS TO THE OBLIGATION
                            OF THE COMPANY TO CLOSE
                        ------------------------------

          The obligation of the Company to issue and sell the Purchased Shares and the obligation of the Company to perform its other obligations hereunder, shall be subject to the satisfaction as determined by, or waiver by, the Company of the following conditions on or before the Closing Date:

          6.1  Representation and Warranties.  The representations and
               -----------------------------
warranties of each Purchaser contained in Article 4 hereof shall be true and correct in all material respects at and on the Closing Date as if made at and on such date.

          6.2  Compliance with this Agreement.  Each of the Purchasers shall
               ------------------------------
have performed and complied in all material respects with all of its agreements and conditions set forth herein that are required to be performed or complied with by such Purchaser on or before the Closing Date, including, without limitation, payment by the Purchasers of the purchase price for the Purchased Shares.

          6.3  General Partners' Certificates.  The Company shall have
               ------------------------------
received a certificate from a general partner of each of GAP LP and GAP Coinvestment, in form and substance satisfactory to the Company, dated the Closing Date and signed by such general partner, certifying that (a) the representations and warranties of GAP LP or GAP Coinvestment, as the case may be, contained in Article 4 hereof are true and correct in all material respects on the Closing Date and (b) GAP LP or GAP Coinvestment, as the case may be, has performed and complied with all of its agreements and conditions set forth or contemplated herein that are required to be performed or complied with by GAP LP or GAP Coinvestment, as the case may be, on or before the Closing Date.

          6.4  Stockholders Agreement.  The Purchasers shall have duly
               ----------------------
executed and delivered the Stockholders Agreement, substantially in the form attached hereto as Exhibit B.
                   ---------

          6.5  Registration Rights Agreement.  The Purchasers shall have duly
               -----------------------------
executed and delivered the Registration Rights Agreement, substantially in the form attached hereto as Exhibit C.
                        ---------

          6.6  Opinion of Counsel.  The Company shall have received an opinion
               ------------------
of Paul, Weiss, Rifkind, Wharton & Garrison, counsel to the Purchasers, dated the Closing Date, relating to the transactions contemplated by or referred to herein, in a form reasonably satisfactory to the Company.

          6.7  No Material Judgment or Order.  There shall not be on the
               -----------------------------
Closing Date any Order of a court of competent jurisdiction or any ruling of any Governmental Authority or any condition imposed under any Requirement of Law which would, in the judgment of the Company, (a) prohibit or restrict (i) the sale of the Purchased Shares or (ii) the consummation of the transactions contemplated by this Agreement, (b) subject the Company to any penalty or onerous condition under or pursuant to any Requirement of Law if the Purchased Shares were to be sold hereunder or (c) restrict the operation of the business of the Company or its Subsidiary as conducted on the date hereof in a manner that would have a material adverse effect on the Condition of the Company.

          6.8  Payment by the Purchasers.  Each Purchaser shall have purchased
               -------------------------
and paid for the Purchased Shares to be purchased by such Purchaser, and the aggregate purchase price paid by the Purchasers for the Purchased Shares being purchased at the Closing shall be $23,697,000.

          6.9  Consents, Approvals.  The approval of Inland Revenue of the
               -------------------
transactions contemplated by the Exchange Agreement shall have been obtained and be in full force and effect, and the Company shall have been furnished with appropriate evidence thereof.

          6.10  Exchange Agreement.  Each of the Exchange Agreement and the
                ------------------
Promissory Note shall be in a form reasonably satisfactory to the Company, and the closing of the transactions contemplated by the Exchange Agreement shall have occurred.

          6.11  Option Agreement.  Each of the Company's 1997 Stock Option
                ----------------
Plan and the Option Agreement shall be in a form reasonably satisfactory to the Company, and the Option Agreement shall have been duly executed and delivered by Nevin Prakash.

          6.12  Certificate of Designation.  The Certificate of Designation
                --------------------------
shall be in a form reasonably satisfactory to the Company.

                                   ARTICLE 7

                                INDEMNIFICATION
                                ---------------

          7.1  Indemnification.  Except as otherwise provided in this Article
               ---------------
7, the Company and each of the Purchasers, as applicable (the "Indemnifying Party"), agrees to indemnify, defend and hold harmless the Purchasers, in the case of indemnity by the Company, or the Company, in the case of indemnity by the Purchasers, as applicable, and their Affiliates and their respective officers, directors, agents, employees, subsidiaries, partners, members and controlling persons (each, an "Indemnified Party") to the fullest extent permitted by law from and against any and all losses, Claims (including any Claim by a third party), damages, expenses (including reasonable fees, disbursements and other charges of counsel incurred by the Indemnified Party in any action between the Indemnifying Party and the Indemnified Party or between the Indemnified Party and any third party or otherwise) or other liabilities (collectively, "Losses") resulting from, arising out of or relating to any breach of any representation or warranty, covenant or agreement by the Indemnifying Party in this Agreement or the other Transaction Documents, including, without limitation, any legal, administrative or other actions (including actions brought by the Purchasers or the Company or any equity holders or partners of such Persons or derivative actions brought by any Person claiming through or in the Company's name or in the name of either of the Purchasers), proceedings or investigations (whether formal or informal), or written threats thereof, based upon, relating to or arising out of this Agreement or the other Transaction Documents, the transactions contemplated hereby and thereby, or any Indemnified Party's role therein or in transactions contemplated thereby; provided, that the Indemnifying Party shall not be liable
                      --------
under this Section 7.1 to an Indemnified Party to the extent that it is finally judicially determined that such Losses resulted primarily from the material breach by such Indemnified Party of any representation, warranty, covenant or other agreement of such Indemnified Party contained in this Agreement; and provided, further, that if and to the extent that such indemnification is
--------  -------
unenforceable for any reason, the Indemnifying Party shall make the maximum contribution to the payment and satisfaction of such Losses which shall be permissible under applicable laws. The amount of any payment by any Indemnifying Party to any Indemnified Party herewith in respect of any Loss shall be of sufficient amount to make such Indemnified Party whole, and, in the case of indemnity by the Company, shall consist of an amount sufficient to make up any diminution in the value of the Purchased Shares held by such Indemnified Party resulting from the payment by the Company of such indemnification payment. In connection with the obligation of the Indemnifying Party to indemnify for expenses as set forth above, the Indemnifying Party shall, upon presentation of appropriate invoices containing reasonable detail, reimburse each Indemnified Party for all such expenses (including reasonable fees, disbursements and other charges of counsel incurred by the Indemnified Party in any action between the Indemnifying Party and the Indemnified Party or between the Indemnified Party and any third party or otherwise) as they are incurred by such Indemnified Party; provided, however, that if an Indemnified Party is reimbursed hereunder for any
--------  -------
expenses, such reimbursement of expenses shall be refunded to the extent it is finally judicially determined that the Losses in question resulted primarily from the willful misconduct or gross negligence of such Indemnified Party. Notwithstanding the foregoing, indemnification with respect to this Section 7.1 by the Company shall be limited to the aggregate consideration paid by the Purchasers for the Purchased Shares, and indemnification by the Purchasers shall be limited to $2 million in the aggregate, except in the case of any indemnification by the Purchasers for any breach of Section 4.6, 4.7 or 4.8, in which such case indemnification by the Purchasers shall be limited to the aggregate consideration paid by the Purchasers for the Purchased Shares.

          7.2  Notification.  Each Indemnified Party under this Article 7
               ------------
shall, promptly after the receipt of notice of the commencement of any action, investigation, claim or other proceeding against such Indemnified Party in respect of which indemnity may be sought from the Indemnifying Party under this
Article 7, notify the Indemnifying Party in writing of the commencement thereof. The omission of any Indemnified Party to so notify the Indemnifying Party of any such action shall not relieve the Indemnifying Party from any liability which it may have to such Indemnified Party (a) other than pursuant to this Article 7 or
(b) under this Article 7 unless, and only to the extent that, such omission results in the Indemnifying Party's forfeiture of substantive rights or defenses. In case any such action, claim or other proceeding shall be brought against any Indemnified Party, and it shall notify the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to assume the defense thereof at its own expense, with counsel satisfactory to such Indemnified Party in its reasonable judgment; provided, however, that any
                                              --------  -------
Indemnified Party may, at its own expense, retain separate counsel to participate in such defense at its own expense. Notwithstanding the foregoing, in any action, claim or proceeding in which both the Indemnifying Party, on the one hand, and an Indemnified Party, on the other hand, are, or are reasonably likely to become, a party, such Indemnified Party shall have the right to employ separate counsel at the expense of the Indemnifying Party and to control its own defense of such action, claim or proceeding if, in the reasonable opinion of counsel to such Indemnified Party, a conflict or potential conflict exists between the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, that would make such separate representation advisable; provided, however, that the Indemnifying Party shall not be liable for the fees
--------  -------
and expenses of more than one counsel to all Indemnified Parties. The Indemnifying Party agrees that it will not, without the prior written consent of the Indemnified Party, settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated hereby (if any Indemnified Party is a party thereto or has been actually threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising or that may arise out of such claim, action or proceeding. The Indemnifying Party shall not be liable for any settlement of any claim, action or proceeding effected against an Indemnified Party without the Indemnifying Party's written consent, which consent shall not be unreasonably withheld. The rights accorded to an Indemnified Party hereunder shall be in addition to any rights that any Indemnified Party may have at common law, by separate agreement or otherwise; provided, however, that notwithstanding the
                                 --------  -------
foregoing or anything to the contrary contained in this Agreement, nothing in this Article 7 should restrict or limit any rights that any Indemnified Party may have to seek equitable relief.


                                   ARTICLE 8

                             AFFIRMATIVE COVENANTS
                             ---------------------

          The Company hereby covenants and agrees with the Purchasers as follows:

          8.1  Preservation of Existence.  From the date hereof until the
               -------------------------
Closing Date, the Company shall preserve and maintain in full force and effect its existence and good standing under the laws of its jurisdiction of formation or organization, and shall cause the Subsidiary to preserve and maintain in full force and effect, by taking all actions and doing all acts as are necessary, its existence by maintaining its validly registered status which will be evidenced by its registration at the Registrar of Companies in England. In addition, except for the transactions contemplated by the Exchange Agreement and Option Agreement, from the date hereof until the Closing Date, the Company shall, and shall cause the Subsidiary to:

          (a) preserve and maintain in full force and effect all material rights, privileges, qualifications, applications, licenses and franchises necessary in the normal conduct of its business;

          (b) conduct its business in the ordinary course in accordance with sound business practices, keep its properties in good working order and condition (normal wear and tear excepted), and from time to time make all needed repairs to, renewals of or replacements of its properties so that the efficiency of its business operation shall be fully maintained and preserved;

          (c) comply in all material respects with all Requirements of Law and with the directions of any Governmental Authority having jurisdiction over the Company or the Subsidiary or their respective business or property;

          (d) file or cause to be filed in a timely manner all reports, applications, estimates and licenses that shall be required by a Governmental

Authority and that, if not timely filed, would have a material adverse effect on the Condition of the Company;

          (e) except in the ordinary course of business, refrain from making any change in the rate or form of compensation or remuneration payable or to become payable to any of its stockholders, directors, officers, employees or agents; and

          (f) refrain from (i) reserving, declaring, making or paying any dividend on the issued and outstanding shares of capital stock of the Company, or making any other distributions of profits or capital or (ii) redeeming, retiring, repurchasing or otherwise acquiring shares of capital stock of the Company or the Subsidiary.

          8.2  Fiscal Year End.  Not later than 30 days after the Closing
               ---------------
Date, the Company shall, and shall cause the Subsidiary to, have a fiscal year that ends on December 31.

          8.3  Financial Statements and Other Information.  For so long as the
               ------------------------------------------
Purchasers collectively own shares of Common Stock and/or Preferred Stock or other securities of the Company convertible into or exchangeable for Common Stock that represent at least 5% of the total number of shares of Common Stock outstanding on an as converted basis, the Company shall deliver to each Purchaser, in form and substance reasonably satisfactory to such Purchaser:

          (a) as soon as available, but not later than ninety (90) days after the end of each fiscal year of the Company, a copy of the audited consolidated balance sheet of the Company and the Subsidiary as of the end of such fiscal year and the related statements of operations and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous year, all in conformity with United States GAAP, in reasonable detail and accompanied by a management summary and analysis of the operations of the Company and the Subsidiary for such fiscal year and by the opinion of a nationally recognized independent certified public accounting firm reasonably satisfactory to the Purchasers;

          (b) commencing with the fiscal period ending on March 31, 1998, as soon as available, but in any event not later than forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year, the consolidated unaudited balance sheet of the Company and the Subsidiary, and the related statements of operations and cash flows for such quarter and for the period commencing on the first day of the fiscal year and ending on the last day of such quarter, all certified by an appropriate officer of the Company as presenting fairly the consolidated financial condition as of such date and results of operations and cash flows for the periods indicated in conformity with United States and United Kingdom

GAAP applied on a consistent basis, subject to normal year-end adjustments and reserves and the absence of footnotes required by United States and United Kingdom GAAP;

          (c) as promptly as practicable, if requested by either of the Purchasers, a certificate signed by the President of the Company that the Company is not a "foreign person" within the meaning of Section 1445 of the Code; and

          (d) annual budgets and such other financial and operating data which are customarily prepared by the Company, as the Purchasers reasonably may request.

          8.4  Reservation of Common Stock.  From and after the Closing Date,
               ---------------------------
the Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issue or delivery upon conversion of the Preferred Stock as provided in the Certificate of Incorporation, the maximum number of shares of Common Stock that may be issuable or deliverable upon such conversion or exchange. Such shares of Common Stock are or will be duly authorized and, when issued or delivered in accordance with the Certificate of Incorporation and against payment therefor, shall be validly issued, fully paid and non-assessable. The Company shall issue such shares of Common Stock in accordance with the terms of the Certificate of Incorporation and otherwise comply with the terms hereof and thereof.

          8.5  Insurance.  The Company shall maintain, and shall cause the
               ---------
Subsidiary to maintain, insurance with insurance companies or associations with a rating of "A" or better as established by Best's Rating Guide or Standard & Poor's Ratings Group (or an equivalent rating with such other publication of a similar nature as shall be in current use) in such amounts and covering such risks as are usually and customarily carried with respect to similar businesses according to their respective locations.

          8.6  Books and Records.  The Company shall keep, and shall cause the
               -----------------
Subsidiary to keep, proper books of record and account, in accordance with United States or United Kingdom GAAP, as applicable, consistently applied.

          8.7  Back-Ups of Computer Software.  The Company shall, and shall
               -----------------------------
cause the Subsidiary to, make back-ups of all material computer software programs and databases and shall maintain such back-up software programs and databases at a secure off-site location.

          8.8  Inspection.  The Company shall, and shall cause the Subsidiary
               ----------
to, permit representatives of the Purchasers, at their expense, to visit and inspect any of its properties, to examine its corporate, financial and operating records and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably requested upon reasonable advance notice to the Company.


                                   ARTICLE 9

                           TERMINATION OF AGREEMENT
                           ------------------------

          9.1  Termination. This Agreement may be terminated prior to the
               -----------
Closing as follows:

               (a) at any time on or prior to the Closing Date, by mutual written consent of the Company and the Purchasers;

          (b) at the election of the Company or the Purchasers by written notice to the other parties hereto after 5:00 p.m., New York time, on November 30, 1997, if the Closing shall not have occurred, unless such date is extended by the mutual written consent of the Company and the Purchasers; provided, however,
                                                              --------  -------
that the right to terminate this Agreement under this Section 9.1(b) shall not be available (i) to any party whose breach of any representation, warranty, covenant or agreement under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date or (ii) if the Closing has not occurred solely because any party hereto has not yet obtained a necessary approval from any Governmental Authority or because approval of Inland Revenue has not yet been obtained;

          (c) at the election of the Company, if there has been a material breach of any representation, warranty, covenant or agreement on the part of either of the Purchasers contained in this Agreement, which breach has not been cured within fifteen (15) Business Days of notice to the Purchasers of such breach; or

          (d) at the election of the Purchasers, if there has been a material breach of any representation, warranty, covenant or agreement on the part of the Company contained in this Agreement, which breach has not been cured within fifteen (15) Business Days notice to the Company of such breach.

If this Agreement so terminates, it shall become null and void and have no further force or effect, except as provided in Section 9.2.

          9.2  Survival.  If this Agreement is terminated and the transactions
               --------
contemplated hereby are not consummated as described above, this Agreement shall become void and of no further force and effect; except for the provisions of
Article 1,

Section 10.10 and this Section 9.2; provided that (a) none of the parties hereto
                                    --------
shall have any liability in respect of a termination of this Agreement pursuant to Section 9.1(a) or Section 9.1(b) and (b) nothing shall relieve any of the parties from liability for actual damages resulting from a termination of this Agreement pursuant to Section 9.1(c) or 9.1(d); and provided, further, that none
                                                    --------  -------
of the parties hereto shall have any liability for speculative, indirect, unforeseeable or consequential damages resulting from any legal action relating to this Agreement or any termination of this Agreement.


                                  ARTICLE 10

                                 MISCELLANEOUS
                                 -------------

          10.1  Survival of Representations and Warranties.  All of the
                ------------------------------------------
representations and warranties made herein shall survive the execution and delivery of this Agreement, any investigation by or on behalf of the Company or the Purchasers, or acceptance of the Purchased Shares or termination of this Agreement until the third anniversary of the Closing Date.

          10.2  Notices.  All notices, demands and other communications
                -------
provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:

               (a)  if to the Company:

                    Prime Response Group Inc.
                    885 Third Avenue
                    Suite 2930
                    New York, New York 10022
                    Telecopy:   (212) 303-5532
                    Attention:   James A. Carling

                    with a copy to:

                    Dewey Ballantine
                    1301 Avenue of the Americas
                    New York, New York  10019-6092
                    Telecopy:  (212) 259-6333
                    Attention:  Stanton J. Lovenworth, Esq.

               (b)  if to GAP LP or GAP Coinvestment:

                    c/o General Atlantic Service Corporation
                    3 Pickwick Plaza
                    Greenwich, Connecticut 06830
                    Telecopy:  (203) 622-8818
                    Attention:  Mr. Stephen P. Reynolds

                    with a copy to:

                    Paul, Weiss, Rifkind, Wharton & Garrison
                    1285 Avenue of the Americas
                    New York, New York 10019-6064
                    Telecopy:  (212) 757-3990
                    Attention:  Matthew Nimetz, Esq.

          All such notices and communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if properly telecopied.

          10.3  Successors and Assigns; Third Party Beneficiaries.  This
                -------------------------------------------------
Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. Subject to applicable securities laws, each of the Purchasers may assign any of its rights under any of the Transaction Documents to any of its Affiliates. The Company may not assign any of its rights under this Agreement without the written consent of the Purchasers. Except as provided in Article 7, no Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement.

          10.4  Amendment and Waiver.
                --------------------

          (a) No failure or delay on the part of the Company or the Purchasers in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or the Purchasers at law, in equity or otherwise.

          (b) Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company or the Purchasers from the terms of any provision of this Agreement, shall be effective only if it is made or given in writing and signed by the Company and the Purchasers. Except where notice is specifically required by this Agreement, no notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

          10.5  Counterparts.  This Agreement may be executed in any number of
                ------------
counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          10.6  Headings.  The headings in this Agreement are for convenience
                --------
of reference only and shall not limit or otherwise affect the meaning hereof.

          10.7  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND
                -------------
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW OF ANY JURISDICTION.

          10.8  Severability.  If any one or more of the provisions contained
                ------------
herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

          10.9  Entire Agreement.  This Agreement, together with the exhibits
                ----------------
and schedules hereto and the other Transaction Documents, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the exhibits hereto, and the other Transaction Documents supersede all prior agreements and understandings between the parties with respect to such subject matter.

          10.10  Fees.  Upon the Closing the Company shall reimburse the
                 ----
Purchasers, in an aggregate amount not to exceed $55,000, for their reasonable fees, disbursements and other charges of counsel incurred in connection with the transactions contemplated by this Agreement. Except as provided in the preceding sentence, each party hereto shall bear their own costs and expenses in connection with the preparation, execution and delivery of this Agreement and other Transaction Documents, and the transactions contemplated hereby and thereby. If this Agreement is terminated before the Closing occurs or if the Closing does not occur for any reason, each party hereto shall bear their own costs and expenses (including fees, disbursements and other charges of counsel) in connection with the preparation, execution and delivery of this Agreement and the other Transaction Documents, and the transactions contemplated hereby and thereby.

          10.11  Publicity.  Except as may be required by any applicable
                 ---------
Requirement of Law, none of the parties hereto shall issue a publicity release or public announcement or otherwise make any disclosure concerning this Agreement or the transactions contemplated hereby, without prior approval by the other parties hereto (which approval shall not be unreasonably withheld); provided, however, that nothing in this Agreement shall restrict any Purchaser
--------  -------
from disclosing information (a) that is already publicly available; (b) to the prospective transferee in connection with any contemplated transfer of any of the Purchased Shares; and (c) to its attorneys, accountants, consultants and other advisors to the extent necessary to obtain their services in connection with such Purchaser's investment in the Company. If any announcement is required by any applicable Requirement of Law to be made by any party hereto, prior to making such announcement such party will deliver a draft of such announcement to the other parties and shall give the other parties an opportunity to comment thereon.

          10.12  Further Assurances.  Each of the parties shall execute such
                 ------------------
documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person, and otherwise fulfilling, or causing the fulfillment of, the conditions to Closing set forth in Articles 5 and 6) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement and to consummate and make effective as promptly as possible the transactions contemplated by this Agreement.


                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the parties hereto have caused this Stock Purchase Agreement to be executed and delivered by their respective officers hereunto duly authorized on the date first above written.


                         PRIME RESPONSE GROUP INC.



                         By: /s/ James Carling
                            ---------------------------------------
                            Name: James Carling
                            Title: President


                         GENERAL ATLANTIC PARTNERS 42, L.P.

                         By:  GENERAL ATLANTIC PARTNERS, LLC,
                               its General Partner



                              By: /s/ Stephen P. Reynolds
                                 ----------------------------------
                                 Name: Stephen P. Reynolds
                                 Title: A Managing Member


                         GAP COINVESTMENT PARTNERS, L.P.



                         By: /s/ Stephen P. Reynolds
                            ---------------------------------------
                            Name: Stephen P. Reynolds
                            Title:  A General Partner

                                                            Schedule 2.1
                                                            ------------



                      Purchased Shares and Purchase Price
                      -----------------------------------



           Purchaser                    Purchased Shares         Purchase Price
           ---------                    ----------------         --------------

GAP LP                                         915,310            $18,779,308.29

GAP Coinvestment                               239,690            $ 4,917,691.71

   Total:                                    1,155,000            $23,697,000.00